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Exhibit 23.1

Competitive Technologies, Inc.
Fairfield, Connecticut

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 5, 2004 relating to the consolidated financial statements of Competitive Technologies, Inc. appearing in the Company's 2004 Form 10-K for the year ended July 31, 2004.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP
Valhalla, New York

February 14, 2005

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  Exhibit 23.1